UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2013

GLACIER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Montana
(State or other jurisdiction of incorporation)

(Commission File Number) 000-18911	(IRS Employer Identification No.) 81-0519541

49 Commons Loop
Kalispell, Montana 59901
(Address of principal executive offices)  (zip code)

Registrant's telephone number, including area code: (406) 756-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[x]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of  (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of  (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On February 25, 2013, Glacier Bancorp, Inc., Kalispell, Montana ("Glacier") entered into a Plan and Agreement of Merger (the “Merger Agreement”) with Wheatland Bankshares, Inc. (“Wheatland”) and its wholly owned subsidiary First State Bank.  Under the terms of the Merger Agreement, Wheatland will merge with and into Glacier and First State Bank will merge with and into Glacier’s wholly owned subsidiary, Glacier Bank (the “Merger”).  Following the Merger, the branches of First State Bank will operate as branches of Glacier Bank under the name “First State Bank, a division of Glacier Bank.”

Effective at the time of the Merger, the transaction provides for the payment to Wheatland shareholders of $10.62 million in cash and 1,652,000 shares of Glacier common stock, so long as the average closing price of Glacier stock is between $13.50 and $16.50. Based on Glacier's closing price of $16.66 on February 25, 2013, the transaction would result in the delivery of 1,636,135 shares and result in an aggregate value of $37.9 million.

Consummation of the Merger is subject to several conditions, including receipt of applicable regulatory approvals and approval by the shareholders of Wheatland.  For information regarding the terms of the proposed transaction, reference is made to the press release dated February 25, 2013, which is attached as Exhibit 99.1 and incorporated herein by reference.

On February 26, 2013, Glacier intends to hold an investor conference call regarding the Merger.  On the call, Glacier intends to discuss certain financial and other information relating to the Merger and the Merger Agreement.  Slides that will be made available in connection with the conference call are attached hereto as Exhibit 99.2 and are incorporated into this Item 7.01 by reference.

The information in Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01.  Other Events

To the extent required, the information included in Item 7.01 of this Form 8-K is hereby incorporated by reference into this Item 8.01

Cautionary Statements Regarding Forward-Looking Information

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include but are not limited to statements about the benefits of the business combination transaction involving Glacier and First State Bank, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those projected, including but not limited to the following: the possibility that the merger does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Glacier and First State Bank operate; the ability to promptly and effectively integrate the businesses of Glacier Bank and First State Bank; the reaction to the transaction of the companies’ customers, employees, and counterparties; and the diversion of management time on merger-related issues.  Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. Glacier undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this release.  For more information, see the risk factors described in Glacier’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (the “SEC”)

Additional Information about the Merger and Where to Find It

In connection with the Merger, Glacier will file with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a Proxy Statement of Wheatland and a Prospectus of Glacier, as well as other relevant documents concerning the proposed transaction. Shareholders of Wheatland are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. The Proxy Statement/Prospectus and other relevant materials (when they become available) filed with the SEC may be obtained free of charge at the SEC’s Website at http://www.sec.gov.

Item 9.01.  Financial Statements and Exhibits

(d)                 Exhibits.

99.1           Press Release issued February 25, 2013

99.2           Slide Presentation to be made available in connection with investor conference call held on February 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2013	GLACIER BANCORP, INC. By: /s/ Michael J. Blodnick Michael J. Blodnick President and Chief Executive Officer